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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]

                                 April 1, 1999

Fusion Medical Technologies, Inc.
1615 Plymouth Street
Mountain View, CA 94043

     Re: Registration Statement on Form S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 (File No. 333-72001) filed with the Securities and Exchange Commission on February 9, 1999 (as amended by Amendment No. 1 thereto filed on March 11, 1999, Amendment No. 2 thereto filed on March 25, 1999, Amendment No. 3 thereto filed on March 30, 1999, the "Registration Statement" and a related registration statement that is to be effective upon filing pursuant to Commission Rule 462(b) (the "Abbreviated Registration Statement")), in connection with the registration under the Securities Act of 1933, as amended, of 1,800,000 shares of Common Stock of Fusion Medical Technologies, Inc. (the "Shares"). The Shares, are to be sold in a registered direct offering as described in such Registration Statement for the sale to the public. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

     In connection with this opinion, we have (i) examined and relied upon the Registration Statement the Abbreviated Registration Statement, and related Prospectus, the Company's Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that the shares of Common Stock will be sold at the price established by the Pricing Committee of the Board of Directors of the Company.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock is duly authorized and, when sold and issued in accordance with the Registration Statement, the Abbreviated Registration Statement, and related Prospectus, will be validly issued, fully paid, and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part hereof, and any amendment thereto. We further consent to the incorporation by reference of this opinion and the incorporation by reference of our consent to the use of this opinion into a related registration statement that is effective upon filing pursuant to Commission Rule 462(b).

                       Very truly yours,

                       WILSON SONSINI GOODRICH & ROSATI

                       Professional Corporation

                       /s/ Wilson Sonsini Goodrich & Rosati